UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Enzo Biochem, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ENZO BIOCHEM, INC.
527 Madison Avenue
New York, New York 10022

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

To be held on January 26, 2012

To All Shareholders of Enzo Biochem, Inc.:

          NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Shareholders of Enzo Biochem, Inc., a New York corporation (the “Company”), will be held at The Yale Club, 50 Vanderbilt Avenue, New York, New York 10017, on January 26, 2012, at 9:00 a.m., New York City time (the “Annual Meeting”), for the following purposes:

1.

to elect to the Company’s Board of Directors (the “Board”) as a Class III Director, Dr. Elazar Rabbani, to hold office for a term of three (3) years or until his successor has been duly elected and qualified;

2.	to approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers;

3.	to determine, in a nonbinding advisory vote, whether a stockholder vote to approve the compensation of the Company’s named executive officers should occur every one, two, or three years;

4.	to ratify the Company’s appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2012; and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

          All shareholders are cordially invited to attend the Annual Meeting. Please note that you will be asked to present proof that you are a shareholder of the Company as well as valid picture identification, such as a driver’s license or passport, in order to attend the Annual Meeting. The use of cameras, recording devices and other electronic devices will be prohibited at the Annual Meeting.

          Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of common stock you own, you are requested to sign, date and return the enclosed proxy card promptly. Any shareholder of record who submits a proxy card retains the right to revoke such proxy card by: (i) submitting a written notice of such revocation to the President of the Company so that it is received no later than 5:00 p.m. (New York City time) on January 25, 2012; (ii) submitting a duly signed proxy card bearing a later date than the previously signed and dated proxy card to the President of the Company so that it is received no later than 5:00 p.m. (New York City time) on January 25, 2012; or (iii) attending the Annual Meeting and voting in person thereat the shares represented by such proxy card. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a completed, signed and dated proxy card previously returned. All such later-dated proxy cards or written notices revoking a proxy card should be sent to Enzo Biochem, Inc., 527 Madison Avenue, New York, New York 10022, Attention: Barry W. Weiner, President. If you hold shares in street name, you must contact the firm that holds your shares to change or revoke any prior voting instructions.

          Please read carefully the enclosed Proxy Statement, which explains the proposals to be considered by you and acted upon at the Annual Meeting.

          Your Board has fixed the close of business on December 2, 2011 as the record date for the determination of holders of record of the Company’s common stock entitled to notice of, and to vote at, the Annual Meeting. A list of shareholders of record of the Company as of the record date will remain open for inspection during the Annual Meeting until the closing of the polls thereat.

          We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet allows us to provide our stockholders with the information they need, while reducing our printing and mailing costs and the environmental impact of our Annual Meeting. The Notice of Internet Availability of Proxy Materials (the “Notice”) that you received in the mail contains instructions on how to access this proxy statement and the 2011 annual report and vote online. The Notice also includes instructions on how you can request a paper copy of the annual meeting materials. If you want more information, please see the Questions and Answers section of this proxy statement or visit the Annual Stockholders Meeting section of our Investor Relations web site. Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice you received in the mail.

If you have any questions about the procedures for admission to the Annual Meeting, please contact Investor Relations at (212) 583-0100.

By	Order of the Board of Directors,

/s/ Barry W. Weiner

Barry W. Weiner
President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director

November 28, 2011

ALL HOLDERS OF RECORD OF THE COMPANY’S COMMON STOCK (WHETHER THEY INTEND TO ATTEND
THE ANNUAL MEETING OR NOT) ARE STRONGLY ENCOURAGED TO COMPLETE, SIGN, DATE AND RETURN
PROMPTLY THE PROXY CARD ENCLOSED WITH THE ACCOMPANYING PROXY STATEMENT.

i

ENZO BIOCHEM, INC.
PROXY STATEMENT
2011 ANNUAL MEETING OF SHAREHOLDERS

To be held on January 26, 2012

          This Proxy Statement is being furnished to shareholders of record, as of December 2, 2011, of Enzo Biochem, Inc. (“Enzo” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2011 Annual Meeting of Shareholders to be held at The Yale Club, 50 Vanderbilt Avenue, New York, New York 10017, on January 26, 2012, at 9:00 a.m., New York City time (the “Annual Meeting”), and at any adjournments or postponements of the Annual Meeting, for the purposes stated in the accompanying Notice of 2011 Annual Meeting of Shareholders.

          Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide stockholders access to its proxy materials over the Internet. Accordingly, the Company will be sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to most stockholders (other than those who previously requested electronic or paper delivery of proxy materials). The Notice will include instructions on how to access the proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

          If you properly submit your proxy over the Internet, by telephone or by mail (if you request printed copies of the proxy materials) and do not revoke it, the persons named in the enclosed form of proxy will vote the shares for which they are appointed in accordance with the directions of the shareholders appointing them. In the absence of such directions, such shares will be voted FOR Proposals 1, 2 and 4 and voted 3 YEARS for Proposal 3 listed in the preceding Notice of Annual Meeting of Shareholders and, in the best judgment of the persons named as proxies, will be voted on any other matters as may come before the Annual Meeting. Any shareholder giving a proxy has the power to revoke the same at any time before it is voted by timely filing written notice of such revocation with the Secretary of the Company, by timely submission of a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. To attend the Annual Meeting and vote in person, please contact Barry W. Weiner at (212) 583-0100. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to Enzo Biochem, Inc., 527 Madison Avenue, New York, New York 10022, Attention: Barry W. Weiner.

          Choosing to receive your future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

          The principal corporate office of the Company is located at 527 Madison Avenue, New York, New York 10022.

          The approximate date of mailing to shareholders of the Notice of the 2011 Annual Meeting of Shareholders, this Proxy Statement, the enclosed proxy card and the Company’s 2011 Annual Report to Shareholders is December 16, 2011.

Householding of Annual Meeting Materials

          Some brokers and other nominee record holders may be participating in the practice of “householding” this Proxy Statement and other proxy materials. This means that only one copy of this Proxy Statement and other proxy materials may have been sent to multiple shareholders in a shareholder’s household. The Company will promptly deliver additional copies of the Proxy Statement and other proxy materials to any shareholder who contacts the Company’s principal corporate office at 527 Madison Avenue, New York, New York 10022, Attention: Investor Relations department at (212) 583-0100 requesting such additional copies. If a shareholder is receiving multiple copies of the Proxy Statement and other proxy materials at the shareholder’s household and would like to receive in the future only a single copy of the Proxy Statement and other proxy materials for a shareholder’s household, such shareholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request the future mailing of only a single copy of the Company’s Proxy Statement and other proxy materials.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

          This Proxy Statement, the form of proxy card, our 2011 Annual Report to Shareholders and our Annual Report on Form 10-K for our fiscal year ended July 31, 2011, are available to you on our website at www.enzo.com. Shareholders may also obtain a copy of these materials by writing to Enzo Biochem, Inc., 527 Madison Avenue, New York, New York 10022, Attention: Barry W. Weiner, President. Upon payment of a reasonable fee, shareholders may also obtain a copy of the exhibits to our Annual Report on Form 10-K for our fiscal year ended July 31, 2011.

THE 2011 ANNUAL MEETING

Who is Entitled to Vote at the Annual Meeting

          Only holders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”), as of the close of business on December 2, 2011 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date there were issued and outstanding 38,752,808 shares of Common Stock. Each outstanding share of Common Stock is entitled to one (1) vote upon all matters to be acted upon at the Annual Meeting.

How You May Vote

          If you are a holder of record of Common Stock as of the Record Date, you may vote by completing, signing, dating and returning the enclosed proxy card by mail. To vote by using the enclosed proxy card, mark your selections on the enclosed proxy card, date the proxy card and sign your name exactly as it appears on your proxy card, and return your proxy card by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

          If you are a holder of record of Common Stock as of the Record Date, you may also vote via the Internet or via telephone. The website for Internet voting is www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote via the Internet, you also can request electronic delivery of future proxy materials. If you vote via the Internet, please note that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, for which you will be responsible. You can vote by calling the toll-free telephone number on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

          If you are a holder of record of Common Stock as of the Record Date, you may also vote by attending the Annual Meeting and voting thereat in person. Votes at the Annual Meeting will be taken by written ballot. At the commencement of the Annual Meeting, we will distribute a written ballot to any shareholder of record who attends the Annual Meeting and wishes to vote thereat in person.

          If your shares are held in “street name,” whether through a broker, bank or other nominee, only they can sign a proxy card with respect to your shares. You are therefore urged to contact the person responsible for your account and give them instructions for how to complete a proxy card representing your shares so that it can be timely returned on your behalf. You also should confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to us so that we can attempt to ensure that your instructions are followed. If you wish instead to vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee.

          If you are a holder of record of Common Stock as of the Record Date and plan to attend the Annual Meeting, please be sure to bring with you valid government-issued personal identification with a picture (such as a driver’s license or passport) in order to gain admission to the meeting. If your shares are held in “street name” through a bank, broker or other nominee, you will have to bring evidence of your beneficial ownership of Common Stock as of the Record Date, in addition to valid government-issued personal identification, if you wish to attend the meeting. Examples of proof of Common Stock ownership include: a signed letter from your bank or broker stating that you owned your shares as of the Record Date; a brokerage account statement indicating that you owned your shares as of the Record Date; or a copy of the voting instruction card provided by your broker indicating that you owned your shares as of the Record Date. If you are a proxy holder for a holder of record of Common Stock as of the Record Date, then you must also bring the validly executed proxy naming you as the proxy holder, signed by the shareholder of record who owned such shares of Common Stock as of the Record Date.

          If you have any questions about the procedures for admission to the Annual Meeting, please contact Investor Relations at (212) 583-0100. Please see “Revocation of Proxies” below for a discussion of how to revoke your proxy.

Quorum; Vote Required

          The holders of a majority of the outstanding shares of Common Stock as of the Record Date must be present, in person or represented by proxy, at the Annual Meeting to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (described below) will be counted for purposes of determining whether there is a quorum for the transaction of business at the Annual Meeting.

          The election of a nominee for Director (Proposal 1) requires a plurality of votes cast. This means that so long as a quorum is present, in person or represented by proxy, at the Annual Meeting for the transaction of business, the candidate receiving the most affirmative votes “for” his or her election will be elected to serve as a Class III Director of the Company. Shareholders may either vote “for” or “withhold authority” to vote for the Director-nominee. A properly executed proxy card marked “withhold authority” and broker non-votes with respect to a Director-nominee will not be voted with respect to the election of that Director-nominee, although they will be counted for purposes of determining whether there is a quorum present at the Annual Meeting for the transaction of business. As a result, such votes will have no effect on the Director election since only votes “for” a nominee will be counted.

          The approval of Proposal 2 will require the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on such proposal. Shareholders may either vote “for,” “against” or “abstain” with respect to Proposal 2. While our Board intends to carefully consider the stockholder vote resulting from Proposal 2, the vote is not binding on us and is advisory in nature. Under the rules of the NYSE, abstentions will be counted as “votes cast” and will have the same effect as a vote “against” for the purpose of determining whether a majority of the votes cast have been voted “for” Proposal 2. Broker non-votes will not be counted as “votes cast” on Proposal 2 and will have no effect on the outcome of the vote with respect to Proposal 2.

          The Board is seeking a nonbinding advisory vote on the recommended frequency for which the Company is to hold future stockholder advisory votes on the Company’s executive compensation. Stockholders may indicate whether they recommend an advisory vote on our executive compensation once every one, two or three years or they may abstain from voting on this proposal. The frequency receiving the highest number of votes (among votes properly cast at the Annual Meeting or by proxy) will be considered the frequency recommended by stockholders. While our Board intends to carefully consider the stockholder vote resulting from the proposal, the vote is not binding on us and is advisory in nature. A properly executed proxy card marked “abstain” and broker non-votes with respect to Proposal 3 will not be voted with respect to the recommended frequency for which the Company is to hold future stockholder advisory votes on the Company’s executive compensation, although they will be counted for purposes of determining whether there is a quorum present at the Annual Meeting for the transaction of business. As a result, such votes will have no effect on Proposal 3 since only “1 year,” “2 years” or “3 years” votes will be counted.

          The ratification and approval of Proposal 4 will require the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on such proposal. Shareholders may either vote “for,” “against” or “abstain” with respect to Proposal 4. Under the rules of the NYSE, abstentions will be counted as “votes cast” and will have the same effect as a vote “against” for the purpose of determining whether a majority of the votes cast have been voted “for” Proposal 4. Broker non-votes will not be counted as “votes cast” on Proposal 4 and will have no effect on the outcome of the vote with respect to Proposal 4.

          If you hold your shares (i.e., they are registered) through a bank, broker or other nominee in “street name” but you do not provide the firm that holds your shares with your specific voting instructions, it will only be allowed to vote your shares on your behalf in its discretion on “routine” matters, but it cannot vote your shares in its discretion on your behalf on any “non-routine” matters. Please note that the applicable rules of the NYSE that prescribe how brokers may vote your shares have recently changed. Under the applicable new rules of the NYSE, at the Annual Meeting, Proposal 1 relating to the election of Directors, Proposal 2 relating to the nonbinding advisory vote on the Company’s executive compensation and Proposal 3 relating to nonbinding advisory vote on the recommended frequency for which the Company is to hold future stockholder advisory votes on the Company’s executive compensation are considered “non-routine” matters, and Proposal 4 relating to the appointment of the Company’s independent registered public accounting firm for our fiscal year ending July 31, 2012 is considered a “routine” matter. Therefore, you must give specific instructions to your broker for your shares to be voted on the election of Directors (Proposal 1), the nonbinding advisory vote on the Company’s executive compensation (Proposal 2), and the nonbinding advisory vote on the recommended frequency for which the Company is to hold future stockholder advisory votes on the Company’s executive compensation (Proposal 3) at the Annual Meeting.

          If you do not give specific instructions to your broker how to vote your shares on your behalf with respect to the election of Directors at the Annual Meeting (Proposal 1), the nonbinding advisory vote on the Company’s executive compensation (Proposal 2) or the nonbinding advisory vote on the recommended frequency for which the Company is to hold future stockholder advisory votes on the Company’s executive compensation (Proposal 3), prior to the 10th day prior to the Annual Meeting, your broker will have no discretionary authority to vote your shares on your behalf with respect to the election of Directors at the Annual Meeting, the nonbinding advisory vote on the Company’s executive compensation or the nonbinding advisory vote on the recommended frequency for which the Company is to hold future stockholder advisory votes on the Company’s executive compensation. Such “uninstructed” shares are commonly referred to as “broker non-votes”. With respect to Proposal 4, your broker will have discretionary authority to vote your uninstructed shares “for”, or “against”, or to “abstain” from voting, on the ratification of the appointment of the Company’s independent registered public accounting firm.

          Proxy ballots will be received, tabulated and certified at the Annual Meeting by the inspector of election appointed by the Board. The inspector will also determine whether a quorum is present at the Annual Meeting.

Revocation of Proxies

          If you are a shareholder of record on the Record Date and have signed, dated and returned a proxy card, you may revoke such proxy card in your discretion by:

•	submitting a written notice of such revocation to the President of the Company so that it is received no later than 5:00 p.m. (New York City time) on January 25, 2012;

•

submitting a duly signed proxy card bearing a later date than the previously signed and dated proxy card to the President of the Company so that it is received no later than 5:00 p.m. (New York City time) on January 25, 2012; or

•

attending the Annual Meeting and voting in person thereat the shares represented by such proxy card (but attendance at the Annual Meeting will not, in and of itself, constitute revocation of a completed, signed and dated proxy card previously returned).

          All such later-dated proxy cards or written notices of revocation of a proxy card should be sent to Enzo Biochem, Inc., 527 Madison Avenue, New York, New York 10022, Attention: Barry W. Weiner, President. If you hold shares in street name, you must contact the firm that holds your shares to change or revoke any prior voting instructions.

Voting

          The persons named as proxies in the enclosed proxy card will vote the shares for which such persons were thereby appointed in accordance with the voting indications marked thereon by the shareholders who signed, dated and returned such card. If, however, such proxy card is signed, dated and returned to the Company but no voting indications are marked thereon, all shares represented by such proxy card will be voted by the proxies named therein “FOR” the election of the Board’s Class III Director-nominee, Dr. Elazar Rabbani, Ph. D. (Proposal 1), “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement (Proposal 2), for the option of every “THREE YEARS” as the preferred frequency for the advisory vote on executive compensation (Proposal 3) and “FOR” the ratification of the Company’s appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending July 31, 2012 (Proposal 4), and will be voted on any other matters as may come before the Annual Meeting in the best judgment and discretion of the persons named as proxies.

          You can find the official results of voting at the Annual Meeting in our Current Report on Form 8-K to be filed within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          Set forth below is information concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the shares of Common Stock of the Company, the executive officers named in the “Summary Compensation Table” as “Named Executive Officers,” all current Directors and the Board’s Class III Director-nominee, and all current Directors and executive officers of the Company as a group, based upon the number of outstanding shares of Common Stock as of the close of business on November 28, 2011.

          The percentages in the “Percent of Class” column are calculated in accordance with the rules of the SEC, under which a person may be deemed to be the beneficial owner of shares if that person has or shares the power to vote or dispose of those shares or has the right to acquire beneficial ownership of those shares within 60 days (for example, through the exercise of an option or warrant). Accordingly, the shares shown in the table as beneficially owned by certain individuals may include shares owned by certain members of their respective families. Because of these rules, more than one person may be deemed to be the beneficial owner of the same shares. The inclusion of the shares shown in the table is not necessarily an admission of beneficial ownership of those shares by the person indicated. Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

Elazar Rabbani, Ph.D.	2,120,289	(3)	5.4%

Barry W. Weiner	1,312,206	(4)	3.3%

Andrew P. Whiteley	12,631	(5)	*

Andrew R. Crescenzo, CPA	32,484	(6)	*

David C. Goldberg	100,091	(7)	*

Gregory M. Bortz	8,553		*

Stephen B.H. Kent, Ph.D.	32,512		*

Bernard L. Kasten, M.D.	49,512		*

Clearbridge Advisors, LLC	2,196,913	(8)	5.69%

J. Morton Davis	3,045,830	(9)	8.00%

Blackrock, Inc.	2,798647	(10)	7.33%

All Directors and executive officers as a group (10 persons) (11)	3,873,427	(12)	9.85%

* Represents beneficial ownership of less than 1%.

(1)

Except as otherwise noted, all shares of Common Stock are beneficially owned and the sole investment and voting power is held by the persons named, and such persons’ address is c/o Enzo Biochem, Inc., 527 Madison Avenue, New York, New York 10022.

(2)

Based upon 38,752,808 shares of Common Stock of the Company outstanding as of the close of business on November 28, 2011. Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares within 60 days from the date is treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual.

(3)

Includes (i) 239,000 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof, (ii) 5,547 shares of Common Stock held in the name of Dr. Rabbani as custodian for certain of his children, (iii) 22,115 shares of Common Stock held in the name of Dr. Rabbani’s wife as custodian for certain of their children, (iv) an aggregate of 5,100 shares of Common Stock held in the name of Dr. Rabbani’s children and (v) 12,502 shares of Common Stock held in the Company’s 401(k) plan.

(4)

Includes (i) 239,000 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof, (ii) 3,638 shares of Common Stock that Mr. Weiner holds as custodian for certain of his children and (iii) 12,510 shares of Common Stock held in the Company’s 401(k) plan.

(5)	Includes (i) 2,213 shares of Common Stock held in the Company’s 401(k) plan and (ii) 1,667 shares of Common Stock that vests within 60 days from the date hereof.

(6)	Includes (i) 7,484 shares of Common Stock held in the Company’s 401(k) plan and (ii) 3,000 shares of Common Stock that vests within 60 days from the date hereof.

(7)

Includes (i) 36,775 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof, (ii) 9,227 shares of Common Stock held in the Company’s 401(k) plan and (iii) 1,333 shares of Common Stock that vests within 60 days from the date hereof.

(8)	The address of each entity in the group is 620 8th Ave, New York, New York 10022. This information is based solely on a Schedule 13G/A filed on October 5, 2011.

(9)

Mr. Davis’ address is D.H. Blair Investment Banking Corp., 44 Wall Street, New York, New York 10005. Includes (i) 33,425 shares owned directly by Mr. Davis, (ii) 788,345 shares owned directly by Blair Investment, (iii) 934,596 shares owned by Engex, Inc., (iv) 12,733 shares owned by an investment advisor whose principal is Mr. Davis and (v) 1,274,931 shares owned by Rosalind Davidowitz, Mr. Davis’ wife. This information is based solely on a Schedule 13G/A filed on February 9, 2011.

(10)	Blackrock’s address is 40 East 52nd Street, New York, New York 10022. This information is based solely on a Schedule 13G/A filed on January 21, 2011.

(11)	The total number of directors and executive officers includes two (2) executive officers or key employees who were not named under “Security Ownership of Certain Beneficial Owners and Management.”

(12)

Includes 551,550 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof and 6,500 shares of restricted stock vesting within 60 days from the date hereof.

PROPOSAL 1
ELECTION OF DIRECTOR

          The Company’s Board has three staggered classes of Directors, each of which serves for a term of three years. At the Annual Meeting, the Board’s Class III Director will be elected to hold office for a term of three years or until his or her successor is elected and qualified. Unless otherwise instructed, the shares represented by validly submitted proxy cards will be voted “for” the election of the below-listed Board nominee to serve as a Class III Director of the Company. Management has no reason to believe that the below-listed Board nominee will not be a candidate or will be unable to serve as a Class III Director. However, in the event that the below-listed Board nominee should become unable or unwilling to serve as a Class III Director, the proxy cards will be voted for the election of such alternate person as shall be designated by the Class I and Class II Directors currently on the Board. If any alternate person is designated by the Class I and Class II Directors currently on the Board to serve as Class III Director-nominee, the Company will publicly notify shareholders by press release and will promptly distribute to shareholders revised proxy materials (including a revised proxy card) that (i) identify each such substitute nominee, (ii) disclose whether such substitute nominee has consented to being named in the revised proxy statement and to serve if elected, and (iii) include certain other disclosure required by applicable federal proxy rules and regulations with respect to each such substitute nominee.

          The total cumulative length of time that any Outside Director (a member of the Board who is not an officer or employee of the Company) may serve on the Board is limited to a maximum of three three-year terms, whether consecutively or in total, plus any portion of an earlier three-year term that such Outside Director may have been appointed to serve.

CLASS III DIRECTOR NOMINEE TO SERVE UNTIL
THE 2015 ANNUAL MEETING, IF ELECTED:

Class III: Term to Expire In 2015

Name	Age	Year First Became a Director

Elazar Rabbani, Ph. D.	68	1976

          ELAZAR RABBANI, Ph.D. is Enzo Biochem’s founder and has served as the Company’s Chairman of the Board and Chief Executive Officer since its inception in 1976 and Secretary since November 25, 2009. Dr. Rabbani has authored numerous scientific publications in the field of molecular biology, in particular, nucleic acid labeling and detection. He is also the lead inventor of many of the Company’s pioneering patents covering a wide range of technologies and products. Dr. Rabbani received his Bachelor of Arts degree from New York University in Chemistry and his Ph.D. in Biochemistry from Columbia University. He is a member of the American Society for Microbiology.

          We believe that Dr. Rabbani’s qualifications to serve on our Board are demonstrated by his extensive knowledge of our industry, accomplishments over the last 35 years, including building our Intellectual Property estate and the commercialization of technology which has generated significant revenues for the Company.

          THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE ABOVE-NAMED BOARD NOMINEE TO SERVE AS CLASS III DIRECTOR OF THE COMPANY.

DIRECTORS WHO ARE CONTINUING IN OFFICE:

Class I: Term to Expire In 2013

Name	Age	Year First Became a Director

Stephen B. H. Kent, Ph.D.	66	2007
Gregory M. Bortz	42	2010

Class II: Term to Expire In 2014

Name	Age	Year First Became a Director

Barry W. Weiner	61	1977
Bernard L. Kasten, M.D.	65	2008

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

          The current Directors, executive officers and key employees of the Company and its subsidiaries are identified in the table below.

Name	Age	Year Became a Director or Executive Officer	Position

Elazar Rabbani, Ph.D.	68	1976 (1)	Chairman of the Board, Chief Executive Officer and Secretary

Barry W. Weiner	61	1977	President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director

Andrew P. Whiteley	53	2008	Chief Operating Officer, Enzo Life Sciences, Inc.

Andrew R. Crescenzo, CPA	55	2006	Senior Vice President of Finance

David C. Goldberg	54	2009	Vice President, Corporate Development and Interim General Manager of Enzo Clinical Labs

Herbert B. Bass	63	1989	Vice President of Finance

Paul C. O’Brien	49	2009	Vice President, Global Human Resources

Gregory M. Bortz	42	2010	Director

Bernard L. Kasten, M.D.	65	2008	Director

Stephen B. H. Kent, Ph.D.	66	2007	Director

(1) Director term expires January 26, 2012.

Biographical Information Regarding Directors, Executive Officers and Key Employees

               BARRY W. WEINER, President, Chief Financial Officer, Principal Accounting Officer and Director, is a founder of Enzo Biochem. He has served as the Company’s President since 1996, and previously held the position of Executive Vice President. Before his employment with Enzo Biochem, he worked in several managerial and marketing positions at the Colgate Palmolive Company. Mr. Weiner is a member of the New York Biotechnology Association. He received his Bachelor of Arts degree in Economics from New York University and a Master of Business Administration in Finance from Boston University.

We believe that Mr. Weiner’s qualifications to serve on our Board are demonstrated by his knowledge of our businesses and the industries in which we are involved, along with his experience in finance, management and marketing, including the identification of acquisition targets and raising capital.

               ANDREW P. WHITELEY, Chief Operating Officer for Enzo Life Sciences since May 2008. Before his employment at Enzo, Mr. Whiteley previously held the position of CEO at Vitra Biosciences (2003 to 2005) and CEO of InforMax from 2002 to 2003 which was acquired by Invitrogen. Prior to that Mr. Whiteley held various positions at Amersham Pharmacia Biotech (now part of GE Healthcare) including, VP Bioinformatics and VP Sequencing Business. Mr. Whiteley graduated from Nottingham University, England with a joint honors degree in Biochemistry and Chemistry.

               ANDREW R. CRESCENZO, CPA, Senior Vice President of Finance for the Company has held this position since May 2006. Before joining the Company, Mr. Crescenzo was an Executive Director from 2002 to 2006 and a Senior Manager from 1997 to 2002 at Grant Thornton LLP. From 1993 to 1997 he served as Vice President and Chief Financial Officer of D’Addario & Co, Inc and was employed at Ernst and Young LLP from 1984 to 1993. Mr. Crescenzo is a Certified Public Accountant and received his Bachelors of Business Administration from Adelphi University.

               DAVID C. GOLDBERG, Vice President of Corporate Development for Enzo Biochem and Interim General Manager of Enzo Clinical Labs has been employed with the Company since 1985. He has held several managerial positions within Enzo Biochem. Mr. Goldberg also held management and marketing positions with DuPont-NEN and Gallard Schlesinger Industries before joining the Company. He received a Master of Science degree in Microbiology from Rutgers University and a Master of Business Administration in Finance from New York University.

               HERBERT B. BASS, Vice President of Finance for the Company and has held this position since May 1989. Prior to 1989 Mr. Bass served as the Corporate Controller of the Company. Mr. Bass has been with the Company since 1986. From 1977 to 1986, Mr. Bass held various positions at Danziger and Friedman, Certified Public Accountants, the latest of which was audit manager. Mr. Bass received a Bachelor of Business Administration degree in Accounting from Bernard M. Baruch College.

               PAUL C. O’BRIEN, Vice President of Global Human Resources for the Company has held this position since November 2009. Before joining the Company, Mr. O’Brien was Vice President of Global Human Resources at Black & Decker for their Fastening and Assembly Systems Group from 2005 to 2009. From 2003 to 2004 Mr. O’Brien was Director of Global Human Resources for Stryker Spine and from 1991 to 2002 Mr. O’Brien held various roles in Human Resources with Tyco Healthcare, the latest of which was Senior Director, Divisional Human Resources. Mr. O’Brien received a Bachelor of Arts degree in General Studies from Providence College.

          GREGORY M. BORTZ, has been a Director of the Company since January 2010 and currently serves on the Audit, Compensation and Nominating/Governance Committees and since November 2, 2010 has served as the Chairman of the Audit Committee. Mr. Bortz is the founder and managing partner of Creo Capital Partners, LLC, (“CREO”) a private equity firm that provides capital to middle-market companies, since February 2005. CREO holds investments in companies certain of which Mr. Bortz serves as a board member. From October 2000 to February 2005, Mr. Bortz was Senior Vice President, Investment Banking Division of the international investment bank Lehman Brothers, Inc. Prior to such position he was a Vice President of Investment Banking at Credit Suisse First Boston, an international investment bank, from January 1998 to October 2000. Mr. Bortz held the position of Manager at the accounting firm of Ernst and Young (1994-1997) and Senior at the public accounting firm of Arthur Andersen (1993-1994), both in their respective audit groups. Mr. Bortz was qualified as a chartered accountant in England and Wales, and South Africa, and graduated from the University of Cape Town with a Bachelors of Business Science with Honors in Finance and Postgraduate Diploma in Accounting.

          We believe that Mr. Bortz is well qualified as a member of our Board because he has more than 18 years of financial and investment banking experience and experience serving as a board member of portfolio companies.

               BERNARD L. KASTEN, M.D. has been a Director of the Company since January 2008 and currently serves on the Audit, Nominating/Governance and the Compensation Committees and since January 2011 serves as the Lead Independent Director and Chairman of the Compensation Committee. He has been serving as Chairman of the Board of Cleveland Biolabs, Inc. (CBLI: NASDAQ) since August 2006. From 1996 to 2004, Dr. Kasten served at Quest Diagnostics Incorporated (DGX: NYSE) where he was Chief Laboratory Officer, Vice President of Business Development for Science and Medicine and most recently as Vice President of Medical Affairs of its MedPlus Inc. subsidiary. Dr. Kasten served as a Director of SIGA Technologies (SIGA:NASDAQ) from May 2003 to December 2006, and as SIGA’s Chief Executive Officer from July 2004 through April 2006. Dr. Kasten has served as a director and Executive Chairman of GeneLink Inc. since 2007 and CEO since December 2010 (GNLK.OTCBB). Dr. Kasten is a graduate of the Ohio State University College of Medicine. His residency was served at the University of Miami, Florida and fellowships at the National Institutes of Health Clinical Center and NCI, Bethesda, Maryland. He is a diplomat of the American Board of Pathology with certification in Anatomic and Clinical Pathology and sub-specialty certification in Medical Microbiology.

          We believe that Dr. Kasten’s professional background, experience in the healthcare field, including his prior senior leadership positions at Quest Diagnostics and other medical and biotech related companies, and current and past board positions, make him well qualified as a member of our Board.

          STEPHEN B. H. KENT, Ph.D. has been a Director of the Company since January 2007 and served as Lead Independent Director from January 2008 to March 2011. Currently he serves on the Nominating/Governance Committee as Chairman and member of the Audit and Compensation Committees. Dr. Kent is or has been a Professor of Biochemistry & Molecular Biology (2001-present), Professor of Chemistry (2002-present), and Director of the Institute for Biophysical Dynamics (2003-2009) at the University of Chicago. Dr. Kent was the business founder and served as a director of Ciphergen Biosystems (1994-1997) and Gryphon Sciences (1994-2002). At Gryphon Sciences, Dr. Kent served as President (1997- 2000), CEO (1999-2000), and Chief Scientist (1997-2001). Dr. Kent has served on the Scientific Advisory Board at Amylin Pharmaceuticals, the Board of the Center for Functional Genomics, Victoria University, New Zealand, the Scientific Advisory Board, Institute for Molecular Bioscience, The University of Queensland, Australia, , and the Scientific Advisory Board, New York Blood Center & Kimball Research Institute from 1991–1997. Dr. Kent received Bachelor of Science and Master of Science degrees in his native New Zealand, and his Ph.D. from the University of California, Berkeley.

          We believe that Dr. Kent’s background as a Professor in the Biochemistry and Molecular Biology area, expertise in the field of science and serving either as leader or director of various biotech companies makes him well qualified as a member of our Board.

Family Relationships

          Dr. Elazar Rabbani and Barry W. Weiner are brothers-in-law.

Director Independence

          Mr. Gregory M. Bortz and Drs. Bernard L. Kasten and Stephen B. H. Kent qualify as “independent directors” under the criteria established by the New York Stock Exchange (“NYSE”).

          THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE ABOVE-NAMED BOARD NOMINEE TO SERVE AS CLASS III DIRECTOR OF THE COMPANY.

CORPORATE GOVERNANCE

          Our Board and management are committed to responsible corporate governance to ensure that the Company is managed for the long-term benefit of its shareholders. To that end, during the past year, as in prior years, the Board and management have periodically reviewed and updated, as appropriate, the Company’s corporate governance policies and practices. During the past year, the Board has also continued to evaluate and, when appropriate, update the Company’s corporate governance policies and practices in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the Securities and Exchange Commission and the NYSE.

Corporate Governance Policies and Practices

          The Company has a variety of policies and practices to foster and maintain responsible corporate governance, including the following:

Corporate Governance Guidelines – The Board adopted Corporate Governance Guidelines, which collect in one document many of the corporate governance practices and procedures that had evolved over the years. These guidelines address the duties of the Board, Director qualifications and selection process, Board operations, Board committee matters and continuing education. The guidelines also provide for annual self-evaluations by the Board and its committees. The Board reviews these guidelines on an annual basis. The guidelines are available on the Company’s website at www.enzo.com, and in print to any interested party that requests them.

Corporate Code of Ethics – The Company has a Code of Ethics that applies to all of the Company’s employees, officers and members of the Board. The Code of Ethics is available on the Company’s website at www.enzo.com, and in print to any interested party that requests it.

Board Committee Charters – Each of the Company’s Audit, Compensation and Nominating/Governance Committees has a written charter adopted by the Company’s Board that establishes practices and procedures for such committee in accordance with applicable corporate governance rules and regulations. The charters are available on the Company’s website at www.enzo.com, and in print to any interested party that requests them.

Lead Independent Director Charter – The duties of the Lead Independent Director, as set forth in the Lead Independent Director Charter, among other things, are to develop the agendas for and serve as chairman of the executive sessions of the independent Directors of the Company; serve as principal liaison between the independent Directors of the Company and the Chairman of the Board and between the independent Directors and senior management; provide the Chairman of the Board with input as to the preparation of the agendas for Board meetings; advise the Chairman of the Board as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent Directors to effectively and responsibly perform their duties; ensure that independent Directors have adequate opportunities to meet and discuss issues in executive sessions without management present; if the Chairman of the Board is unable to attend a Board meeting, act as chairman of such Board meeting; and perform such other duties as the Board shall from time to time delegate.

Bernard L. Kasten, M.D. has served as Lead Independent Director since March 3, 2011. The Lead Director role was established on October 31, 2005.

The Lead Independent Director Charter is available on the Company’s website at www.enzo.com, and in print to any interested party that requests it.

Director Independence

Requirements – The Board believes that a substantial majority of its members should be independent, non-employee Directors. The Board adopted the following “Director Independence Standards,” which are consistent with criteria established by the NYSE, to assist the Board in making these independence determinations:

No Director can qualify as independent if he or she has a material relationship with the Company outside of his or her service as a Director of the Company. A Director is not independent if, within the preceding three years:

•	The Director was an employee of the Company.
•	An immediate family member of the Director was an executive officer of the Company.
•	A Director was affiliated with or employed by a present or former internal or external auditor of the Company.
•	An immediate family member of a Director was affiliated with or employed in a professional capacity by a present or former internal or external auditor of the Company.
•

A Director, or an immediate family member of the Director, received more than $120,000 per year in direct compensation from the Company, other than Director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service).

•

The Director, or an immediate family member of the Director, was employed as an executive officer of another company where any of the Company’s executives served on that company’s compensation committee of the board of Directors.

•

The Director was an executive officer or employee, or an immediate family member of the Director was an executive officer, of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues.

•

The Director, or an immediate family member of the Director, was an executive officer of another company that was indebted to the Company, or to which the Company was indebted, where the total amount of either company’s indebtedness to the other was five percent (5%) or more of the total consolidated assets of the Company he or she served as an executive officer.

•

The Director, or an immediate family member of the Director, was an officer, Director or trustee of a charitable organization where the Company’s annual discretionary charitable contributions to the charitable organization exceeded the greater of $1 million or two percent (2%) of that organization’s consolidated gross revenues.

          The Board has reviewed all material transactions and relationships between each Director, or any member of his or her immediate family, and the Company, its senior management and its independent auditors. Based on this review and in accordance with its independence standards outlined above, the Board has affirmatively determined that all of the non-employee Directors are independent.

Board Leadership Structure and Role in Risk Oversight

          Elazar Rabbani, Ph. D. has been the Company’s Chairman of the Board and Chief Executive Officer since the Company’s inception in 1976. The Company believes that having one person, particularly Dr. Rabbani with his deep industry and executive management experience, his extensive knowledge of the operations of the Company and his own history of innovation and strategic thinking, serve as both Chief Executive Officer and Chairman is the best leadership structure for the Company because it demonstrates to employees, customers and stockholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing the Company’s operations. This unity of leadership promotes strategy development and execution, timely decision-making and effective management of Company resources. The Company believes that it has been well served by this structure.

          As described above, three of the Company’s five directors are independent. In addition, all of the directors on each of the Audit Committee, Compensation Committee and Nominations and Corporate Governance Committee are independent directors and each of these committees is led by a committee chair. The committee chairs set the agendas for their committees and report to the full Board on their work. All of the independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with board processes. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the Company’s Chairman and Chief Executive Officer and Mr. Weiner, as President and Chief Financial Officer brings company-specific experience and expertise.

          Additionally, as described above in more detail, the Company has had a Lead Independent Director since October 2005, whose duties, among other things, are to lead the executive sessions of the independent directors of the Company; serve as liaison between the independent directors of the Company and the Chairman of the Board and senior management; advise the Chairman of the Board as to the quality, quantity and timeliness of the information submitted by the Company’s management to the independent directors; and perform such other duties as the Board shall from time to time delegate.

          While the Board is responsible for overseeing the Company’s risk management, the Board has delegated many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management and the independent auditors the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure. In addition to the Audit Committee’s work in overseeing risk management, the full Board regularly engages in discussions of the most significant risks that the Company is facing and how those risks are being managed, and the Board receives risk management updates from senior management of the Company and from the chair of the Audit Committee. In addition, the Chairman and Chief Executive Officer’s extensive knowledge of the Company and experience in the industries we operate uniquely qualifies him to lead the Board in assessing the whole panoply of risks to the Company. The Board believes that the work undertaken by the Audit Committee, the full Board and the Chairman and Chief Executive Officer, enables the Board to effectively oversee the Company’s risk management function.

Board Nomination Policies and Procedure

Nomination Procedure – The Nominating/Governance Committee is responsible for identifying, evaluating and recommending candidates for election to the Board, with due consideration for recommendations made by other Board members, the CEO and other sources. In addition to the above criteria, the Nominating/Governance Committee also considers the appropriate balance of experience, skills, and characteristics desirable among the members of the Board to maintain a diverse Board of Directors. The independent members of the Board review the Nominating/Governance Committee candidates and nominate candidates for election by the Company shareholders. The Nominating/Governance Committee will consider candidates for election to the Board recommended by shareholders of the Company. The procedures for submitting shareholder recommendations are explained below under “Shareholder Proposals” on page 34.

Directors must also possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of all shareholders. Board members are expected to diligently prepare for, attend and participate in all Board and applicable Committee meetings. Each Board member is expected to ensure that other existing and future commitments do not materially interfere with the member’s service as a Director.

The Nominating/Governance Committee also reviews whether a potential candidate will meet the Company’s independence standards and any other Director or committee membership requirements imposed by law, regulation or stock exchange rules.

Director candidates recommended to the Committee are subject to full Board approval and subsequent election by the shareholders. The Board is also responsible for electing Directors to fill vacancies on the Board that occur due to retirement, resignation, expansion of the Board or other reasons between the Shareholders’ annual meetings. The Nominating/Governance Committee may retain a recruitment firm, from time to time, to assist in identifying and evaluating Director candidates. When a firm is used, the Committee provides specified criteria for Director candidates, tailored to the needs of the Board at that time, and pays the firm a fee for these services. Suggestions for Director candidates are also received from Board members and management and may be solicited from professional associations as well.

Board Committees

All members of each of the Company’s three standing committees – the Audit, Compensation, and Nominating/Governance – are required to be independent in accordance with NYSE criteria. See below for a description of the responsibilities of the Board’s standing committees.

Executive Sessions of Non-Management Directors

The Board and the Audit, Compensation and Nominating/Governance Committees periodically hold meetings of only the independent Directors or Committee members without management present.

Board Access to Independent Advisors

          The Board as a whole, and each of the Board committees separately, has authority to retain and terminate such independent consultants, counselors or advisors to the Board as each shall deem necessary or appropriate.

Communications with Board of Directors

          Direct Communications – Any interested party desiring to communicate with the Board or with any Director regarding the Company may write to the Board or the Secretary c/o Elazar Rabbani, Office of the Secretary, Enzo Biochem, Inc., 527 Madison Avenue, New York New York 10022. The Office of the Secretary will forward all such communications to the Director(s). Interested parties may also submit an email by filling out the email form on the Company’s website at www.enzo.com. Moreover, any interested party may contact the non-management Directors of the Board and/or the Lead Director.

          Annual Meeting – The Company encourages its outside Directors to attend the annual meeting of shareholders each year. Messrs. Bortz and Gerson (who is no longer a member of our Board) and Drs. Kent and Kasten attended the Annual Meeting of Shareholders held in January 2011.

Meetings of the Board of Directors and its Committees

          During the fiscal year ended July 31, 2011, there were six formal meetings of the Board of Directors, several actions by unanimous consent and several informal meetings. None of the Directors attended less than 75% of the meetings. Currently, the Board of Directors has a Nominating/Governance Committee, an Audit Committee and a Compensation Committee. The Nominating/Governance Committee had two formal meeting, the Audit Committee had five formal meetings and the Compensation Committee had three formal meetings.

          The Audit Committee was established by and among the Board for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended. The Audit Committee is authorized to review proposals of the Company’s auditors regarding the annual audit, recommend the engagement or discharge of the auditors, review recommendations of such auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices, review the scope of the annual audit, approve or disapprove each professional service or type of service other than standard auditing services to be provided by the auditors, and review and discuss the audited financial statements with the auditors. The current members of the Audit Committee are Mr. Bortz and Drs. Kent and Kasten. Mr. Bortz has been the Chairman since November 2, 2010 and succeeded Mr. Melvin F. Lazar, who retired from the Board and as the Audit Committee Chairman on October 15, 2010. The Board has determined that each of the Audit Committee members is independent, as defined in the NYSE’s listing standards. The Board has further determined that Mr. Bortz is an “audit committee financial expert” as such term is defined under Item 407(d)(5)(ii) of Regulation S-K.

          The Compensation Committee has the power and authority to (i) establish a general compensation policy for the officers and employees of the Company, including to establish and at least annually review executive officers’ salaries and levels of officers’ participation in the benefit plans of the Company, (ii) prepare any reports that may be required by the regulations of the Securities and Exchange Commission or otherwise relating to officer compensation, (iii) approve any increases in Directors’ fees, (iv) grant stock options and/or other equity instruments authorized by senior executives for non-executive officers, and (v) exercise all other powers of the Board with respect to matters involving the compensation of employees and the employee benefits of the Company as shall be delegated by the Board to the Compensation Committee. The current members of the Compensation Committee are Messrs. Bortz and Drs. Kasten and Kent. Dr. Kasten has been the Chairman since January 2011.

          The Nominating/Governance Committee has the power to recommend to the Board prior to each annual meeting of the shareholders of the Company: (i) the appropriate size and composition of the Board; and (ii) nominees: (1) for election to the Board for whom the Company should solicit proxies; (2) to serve as proxies in connection with the annual shareholders’ meeting; and (3) for election to all committees of the Board other than the Nominating/Governance Committee. The Nominating/Governance Committee will consider nominations from the shareholders, provided that they are made in accordance with the Company’s By-laws. When evaluating prospective Director candidates, the Nominating/Governance Committee conducts individual evaluations against the criteria stated in the committee’s charter. All Director candidates, regardless of the source of their nomination, are evaluated using the same criteria. The current members of the Nominating/Governance Committee are Drs. Kent and Kasten and Mr. Bortz. Dr. Kent has been the Chairman since January 2011.

AUDIT COMMITTEE REPORT

          In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for its fiscal year ended July 31, 2011:

(1) The Audit Committee reviewed and discussed the audited financial statements and related footnotes with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with U.S. generally accepted accounting principles;

(2) The Audit Committee discussed with the independent registered public accountants matters required to be discussed under Statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T;

(3) The Audit Committee reviewed the written disclosures and the letter from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board, as may be modified or supplemented, regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence and discussed with Ernst and Young their independence;

(4) The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for its audit. The Audit Committee met with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality (and not merely the acceptability) of the Company’s accounting principles and financial reporting, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies. The Audit Committee held five formal meetings during the fiscal year ended July 31, 2011; and

(5) Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011 for filing with the SEC. We also selected Ernst and Young LLP as the independent registered public accounting firm for fiscal 2012. The Board is recommending that shareholders ratify that selection at the Annual Meeting.

Submitted by the members of the Audit Committee on October 5, 2011:

Gregory M. Bortz, Chairman
Bernard L. Kasten, MD.
Stephen B. H. Kent, Ph.D.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s executive officers, Directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, Directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms filed by such Reporting Persons.

     Based solely on the Company’s review of such forms furnished to the Company and written representations from certain Reporting Persons, the Company believes that the Reporting Persons have complied with all applicable filing requirements during the fiscal year ended July 31, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Enzo Clinical Labs, Inc. (“Enzo Lab”), a subsidiary of the Company, leases a facility located in Farmingdale, New York from Pari Management Corporation (“Pari”). Pari is owned equally by Elazar Rabbani, Ph.D., Shahram K. Rabbani, a former officer and Director of the Board, and Barry Weiner and his wife, who are the officers and Directors of Pari. The lease originally commenced on December 20, 1989, but was amended and extended in March 2005 and now terminates on March 31, 2017. During fiscal year ended July 31, 2011, Enzo Lab paid approximately $1,509,000 (including approximately $150,000 in real estate taxes) to Pari with respect to such facility and future payments are subject to cost of living adjustments.

               The non-interested members of the Board of Directors, at the time of the lease signing, reviewed and approved this transaction in accordance with the Company’s procedures for reviewed related party transactions. The Company, which has guaranteed Enzo Lab’s obligations to Pari under the lease, believes that the existing lease terms are as favorable to the Company as would be available from an unaffiliated party.

CODE OF ETHICS

          The Company has adopted a Code of Ethics (as such term is defined in Item 406 of Regulation S-K). The Code of Ethics is available on the Company’s website at www.enzo.com, and in print to any shareholder that requests it. The Code of Ethics applies to the Company’s employees, officers and members of the Board. The Code of Ethics has been designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2)

Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

(3)	Compliance with applicable governmental laws, rules and regulations;

(4)	The prompt internal reporting or violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and

(5)	Accountability for adherence to the Code of Ethics.

COMPENSATION OF DIRECTORS

     The Lead Independent Director receives an annual director’s fee of $25,000 and each person who serves as a Director and who is not otherwise an officer or an employee (such Director being classified as an “Outside Director”) of the Company receives an annual Director’s fee of $30,000. Each Outside Director who serves on a Board committee other than as a committee chair also receives an annual fee of $7,500. The Chairman of the Audit Committee receives an additional annual fee of $20,000 and the Chairman of the Compensation Committee and the Chairman of the Nominating/Governance Committee each receive an additional annual fee of $10,000. The Outside Directors receive restricted stock units following the Annual Meeting, provided such person is a Director of the Company at such time. Effective January 1, 2011, the number of restricted stock units that the Outside Directors will be granted will be equal to 25,000 restricted stock units, not to exceed a fair market value of $100,000 per year (which was reduced in January 2010 from $125,000 with respect to the prior year’s awards). Each of the restricted stock units referred to above shall be subject to a two-year vesting period; provided that at the time any non-employee Director ceases to be a Director of the Company (other than due to such Director’s resignation), such non-employee Director’s restricted stock units shall become fully vested at such time. The Company reimburses Directors for their travel and related expenses in connection with attending meetings of the Board and Board-related activities.

Director Compensation Table

     The following table sets forth the information concerning compensation earned during our fiscal year ended July 31, 2011 by all non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Gregory M. Bortz	$70,625	$93,500	—	—	—	$164,125
Director
Bernard Kasten, MD.	$60,000	$93,500	—	—	—	$153,500
Director
Stephen P. H. Kent, Ph.D	$70,625	$93,500	—	—	—	$164,125
Director
Irwin Gerson (2)	$35,000	—	—	—	—	$35,000
Former Director
Melvin F.Lazar, CPA (3)	$16,250	—	—	—	—	$16,250
Former Director

1)

Represents the grant fair value on the respective grant dates for the fiscal year ended July 31, 2011, in accordance with accounting authoritative guidance. The assumptions used in calculating these amounts are set forth in Notes 1 and 11 to the Company’s financial statements for the fiscal year ended July 31, 2011, included in the Company’s Form 10-K filed with the SEC on October 14, 2011.

2)	Director retired as of March 3, 2011.

3)	Director retired as of October 15, 2010.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

          The Compensation Committee of our Board oversees our executive compensation program. In this role, the Compensation Committee reviews and approves all compensation decisions relating to our Named Executive Officers. The Compensation Committee also reviews and approves all equity awards for all employees.

           The Company strives to apply a uniform philosophy to compensation for all of its employees. This philosophy is based on the premise that the achievements of the Company result from the combined and coordinated efforts of all employees working toward common objectives.

         Objectives and Philosophy of Our Executive Compensation Program

          The primary objectives of the Compensation Committee with respect to executive compensation are to:

•	align executive compensation with comparable companies in our industry sectors to attract, retain and motivate the best possible executive talent;
•	ensure that executive compensation is aligned with our corporate business objectives and performance;
•	promote the achievement of key strategic and financial performance objectives by linking cash and equity incentives; and
•	align executives’ incentives with the creation of long-term stockholder value.

          To achieve these objectives, the Compensation Committee evaluates senior management with input from our CEO, with the goal of setting compensation at levels the Compensation Committee believes are competitive with those of other companies in our industry that compete with us for executive talent. The Compensation Committee also conducts an annual evaluation of the CEO in addition to senior management evaluations. As part of these evaluations, our Compensation Committee considers key financial, strategic and operational objectives, including but not limited to: award of new patents, intellectual property protection, advancement of strategic alliances, collaborations, M&A activity, licensing, clinical trial progress, new product introductions, provider contracts, investor relations, corporate governance, and our financial and operational performance, as quantified by measures at the consolidated level and for each of the operating segments.

          We may also award long term incentive compensation in the form of restricted stock awards that vest over time. We believe this practice helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our Company as reflected in stock price appreciation. We believe the use of time-vested restricted stock minimizes the likelihood of risky behavior and risky decision making that would be influenced by opportunities for short-term gains.

          In making compensation decisions, the Compensation Committee compares our executive compensation against a peer group of publicly traded companies which they believe have business life cycles, revenues, market capitalizations, products, research and development investment levels and/or number/capabilities of employees that are roughly comparable to ours and against which the Compensation Committee believes we compete for executive talent. The Compensation Committee has retained James F. Reda & Associates, a division of Gallagher Benefit Services, Inc., (“Consultant”) as an independent compensation consultant. The Company’s senior management, with the assistance of the Consultant, compiled a list of peer companies. Since 2005, the Consultant has analyzed the executive compensation programs of these companies and issued reports to the Compensation Committee, the latest being in 2011. The Consultant, with recommendations from senior management has modified the peer company list to better reflect changes at the Company, with respect to operating segment significance, changes within the industries that the Company operates and changes among companies included in the peer group.

The companies currently included in the peer group, are as follows:

•	Affymetrix, Inc.
•	Alkermes, Inc
•	Bio-Reference Laboratories, Inc.
•	Cepheid, Inc.
•	Cryolife, Inc.
•	Gen Probe, Inc,
•	Genomic Health, Inc.
•	Incyte Corp.

•	Intermune, Inc.
•	Isis Pharmaceuticals, Inc.
•	Lexicon Pharmaceuticals, Inc.
•	Myraid Genetics, Inc.
•	Meridian Biosciences, Inc.
•	PDL Bio Pharma, Inc.
•	Progenics Pharmaceuticals
•	Vertex Pharmaceuticals

          We compete with many other companies for executive personnel. The Compensation Committee generally targets total compensation for executives at the 50th percentile of total compensation paid to similarly situated executives of the companies in the peer group.

          The Compensation Committee may adjust compensation levels, upon consideration of the relevant drivers relating to the life sciences, clinical diagnostics or therapeutics industries we operate in, with respect to an executive’s individual experience and performance level, and the overall performance of the Company.

          The Compensation Committee met three times in fiscal 2011 in order to review and approve our compensation for named executives and non-employee Directors, approve equity awards for all employees and review with our Consultant the peer group information. The results of the Compensation Committee activities were reported to the Board.

Components of our Executive Compensation Program

          The primary elements of our executive compensation program are:

•	base salary;
•	cash bonus;
•	equity awards;
•	non-equity incentive plan compensation;
•	benefits and other compensation; and
•	severance and change-of-control benefits.

          Base Salary

          Base salary levels recognize the experience, skills, knowledge and responsibilities of each executive’s position within the Company.

          Exclusive of the base salaries that are contractual, base salaries are reviewed annually by the Compensation Committee, and may be adjusted from time to time to realign salaries with market levels and among our peer group after taking into account individual responsibilities, performance, and experience and for cost of living. Base salaries also may be increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives, promoting our core values and demonstrating leadership abilities.

          The base salaries of the two founders - Dr. Elazar Rabbani, our Chairman of the Board, Chief Executive Officer, Secretary and Director and Mr. Barry Weiner, our President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director - are set in accordance with the terms of executed employment agreements with each individual. Pursuant to the terms of their respective employment agreements, Dr. Rabbani and Mr. Weiner are currently at a base annual salary of $555,478 and $492,708, respectively. Current base salaries, which had not changed since 2009, reflect a contractual cost of living adjustment of 1.71% effective in January 2011.

          Mr. Whiteley is currently compensated at the base salary of $220,000 which is unchanged since 2008.

          Mr. Crescenzo is currently compensated at the base salary of $235,000 which is unchanged since 2009.

          Mr. Goldberg’s base salary was increased to $200,000 in 2011 from $185,000. This increase was awarded for recognition of his increased responsibilities at the Company.

          Annual Cash Bonus and Non-Equity Incentive Compensation

          The Compensation Committee approved final discretionary cash bonuses for certain employees, including our Named Executive Officers (“NEO”) during fiscal 2011. Discretionary bonuses limit excessive risk-taking by employees as bonus payments are not formulaic. Historically, discretionary bonuses were based on management assessment of performance against individual goals.

          On November 3, 2010, the Compensation Committee agreed to recommend to the Board that it adopt a “Pay for Performance” Plan (the “Plan”) for the Named Executive Officers and key management personnel to align incentive pay with performance as set forth with the individual based on their role with the Company. Such Plan was adopted for the Named Executives Officers effective January 1, 2011 and as of August 1, 2011 for other key management personnel. The performance goals for the Named Executive Officers and the annual performance awards will be determined and approved by the Compensation Committee annually. The Plan provides for performance measures based on financial and non-financial measures and rewards for achievement either for targets attained or improvements realized.

          The weights on financial measures vary for Corporate and Divisional officers from 30% to 60% and include revenue growth, planned improvement in margins (divisional only), profitability and cash flows, with adjustments for certain foreign exchange impacts, one-time costs, and certain legal expenses over the prior fiscal year. The Compensation Committee chose these measures because they believe they are aligned with our core operating performance for fiscal 2011 which focused on the business improvement over the prior year.

          The weights on non-financial performance measures are between 40% and 70% and include strategic, operational and individual goals. Strategic and operational measures for fiscal 2011, depending on whether a Corporate or Divisional NEO, include among others, implementation of cost reductions, process and infrastructure improvements, business and technology advancement, advancement of partnering arrangements and clinical trials, customer satisfaction, quality assurance and employee satisfaction). Individual performance measures which ranged from 10% to 30% of target goals include communication, leadership and process improvement. The measures provide for Threshold, Target and Maximum awards are based on various ranges of performance. All Plan awards are approved by the Compensation Committee with the non-financial awards being more subjective.

The financial measures, inclusive of adjustments, which are equally weighted and averaged for the finals results, are as follows:

(000’s in thousands)	Threshold	Target	Maximum	Achieved

Corporate

Revenues	$80.8	$101.0	$111.0	$102.0

Operating loss improvement over threshold	$0	$8.1	$8.9	$5.6

Cash flow from operations improvements over threshold	$0	$8.2	$9.0	$8.9

Divisional

Revenues	$35.1	$43.9	$48.3	$41.8

Gross margin	51.5%	53%	58%	48%

Operating loss improvement over threshold	$0	$3.9	$4.3	$1.6

Cash flow from operations improvements over threshold	$0	$5.7	$6.3	$3.2

No Clinical Lab division executives were NEO’s in fiscal 2011 under the Plan. Life Science division measures exclude royalty and licensing income and related costs.

          The Compensation Committee awarded Dr. Rabbani a discretionary cash bonus of $300,000 in June 2011, which represented 54% of his base salary at such date. This discretionary bonus, which was historically awarded between January and March for the prior calendar year performance, represents the final discretionary bonus before the adoption of the Plan. Commencing in fiscal 2009 and through fiscal 2010, the bonus included the cost of life insurance of $90,000 previously provided by the Company as part of the executive’s employment contract. In fiscal 2011, this contractual amount is included as a component of Life Insurance in the “All Other Compensation” chart. The Compensation Committee recognized Dr. Rabbani’s broad contributions in the areas of his role as Chairman of the Board, oversight of and increases to our technology platform and scientific product development, recruitment of new members of executive and scientific management, setting strategy for business development, implementing process improvement directly impacting financial performance and integration and realignment of our operating sites.

          In connection with the Plan adopted January 1, 2011, Dr. Rabbani was eligible for a maximum bonus of 75% of base salary for the transitional period January 1, 2011 to July 31, 2011 (the “Transition Period”) under the Plan. Dr. Rabbani achieved target for financial and non-financial measures and was awarded a bonus of $233,000, which represented 73% of his base pay for the Transition Period.

          The Compensation Committee awarded Mr. Weiner a discretionary cash bonus of $200,000 in June 2011, which represented 41% of his base salary at such date. This discretionary bonus, which was historically awarded between January and March for the prior calendar year performance represents the final discretionary bonus before the adoption of the Plan. Commencing in fiscal 2009 and through fiscal 2010, the bonus included the cost of life insurance of $90,000 previously provided by the Company as part of the executive’s employment contract. In fiscal 2011, this contractual amount is included as a component of Life Insurance in the “All Other Compensation” chart. The Compensation Committee recognized Mr. Weiner’s contributions in, strategic planning, financial management, including our Company’s financial position and liquidity, corporate governance, communication efforts with our stockholders, investors and outside analysts, oversight of the finance group and compliance with the Company’s Section 404 Sarbanes Oxley requirements, role in recruitment of new management personnel and divisional management, leadership role among the divisional executives and execution of a planned cost reduction across all operating units.

          In connection with the Pay for Performance Plan adopted January 1, 2011, Mr. Weiner was eligible for a maximum bonus of 60% of base salary for the transitional period January 1, 2011 to July 31, 2011 under the Plan. Mr. Weiner achieved target for financial and non-financial measures and was awarded a bonus of $165,000, which represented 58% of his base pay for the Transition Period.

          Discretionary cash bonuses for Messrs. Whiteley, Crescenzo and Goldberg were $40,000, $60,000 and $60,000, respectively and were paid in March 2011, as recommended by our CEO to the Compensation Committee, based on various objectives, described below, specific to their positions.

          The Compensation Committee reviewed the recommendation from our CEO with respect to Mr. Whiteley’s performance in meeting objectives set forth to grow Enzo Life Sciences globally through organic growth, integrating acquired entities, continuing the expansion of the world-wide brand awareness for Enzo Life Sciences, increase the management team to meet the requirements of the division and his leadership role among the division’s management.

          In connection with the Pay for Performance Plan adopted January 1, 2011, Mr. Whiteley was eligible for a maximum bonus of 35% of base salary, giving effect for the transitional period January 1, 2011 to July 31, 2011 under the Plan. Mr. Whiteley achieved threshold for financial and target for non-financial and was awarded a bonus of $30,000, which represented 23% of his base pay for the Transition Period.

          The Compensation Committee reviewed the recommendation from our CEO with respect to Mr. Crescenzo’s performance in meeting objectives set forth to enhance financial reporting internally and to the Board and the Audit Committee, participation in and achievements in the project to reduce operating and corporate costs, monitor internal controls and Section 404 Sarbanes Oxley requirements, recruit staff to the finance group and leadership role among our finance group, including the achievement of lower external costs for professional services.

          In connection with the Pay for Performance Plan adopted January 1, 2011, Mr., Crescenzo was eligible for a maximum bonus of 30% of base salary, for the transitional period January 1, 2011 to July 31, 2011 under the Plan. Mr. Crescenzo achieved target for the financial and for non-financial measures and was awarded a bonus of $40,000, which represented 29% of his base pay for the Transition Period.

     The Compensation Committee reviewed the recommendation from our CEO with respect to Mr. Goldberg’s performance in meeting objectives set forth to expand our corporate development and relations with industry leaders, provide a key role in the cost reduction program, direct execution of plan to integrate cross functional personnel within operating units, establish increased communication to Board of Directors and expand Enzo visibility through increased presence and communication at industry conferences.

          In connection with the Plan adopted January 1, 2011, Mr. Goldberg was eligible for a maximum bonus of 35% of base salary, for the transitional period January 1, 2011 to July 31, 2011 under the Plan. Mr. Goldberg achieved target for financial and non-financial measures and was awarded a bonus of $40,000, which represented 34% of his base pay for the Transition Period.

Restricted Stock Awards

     At its sole discretion, the Compensation Committee awards restricted stock as the primary vehicle for long-term incentives to our executives, including our named executive officers. Since June 2005, we have not issued any stock options to any employees, including the named executive officers.

     We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture, and help to align the interests of our named executive officers and our shareholders. Equity awards are intended as both a reward for contributing to the long-term success of our Company and an incentive for future performance.

     Restricted stock awards and restricted stock unit awards vest ratably over a two to four year period with 50% to 33% of the award vesting 12 months after the named executive officer’s start date or the annual anniversary of the award grant and the remainder of the awards vesting annually over the remaining period. The vesting feature of our equity grants is intended to further our goal of executive retention by providing an incentive to our named executive officers to remain in our employ during the vesting period.

     In determining the size of equity awards to our named executive officers, our Compensation Committee considers comparable equity awards of executives in our compensation peer group, our Company-level performance, the applicable named executive officer’s performance, the amount of equity previously awarded to the executive, the vesting schedule of such previous awards and the recommendations of management and its independent Consultant to the Compensation Committee.

     Equity awards of restricted stock are discretionary, and may be granted annually in conjunction with the review of a named executive officer’s individual performance. The Compensation Committee reviews all components of the named executive officer’s compensation, including the allocation between cash and equity, when determining annual equity awards to ensure that a named executive officer’s total compensation conforms to our overall philosophy and objectives.

     In March 2011, Messrs. Whiteley, Crescenzo and Goldberg were awarded 5,000, 12,000 and 10,000, shares of restricted stock, respectively, as a component of their total compensation package.

     In June 2011, Dr. Rabbani and Mr. Weiner were awarded 16,191 and 12,952 shares of restricted stock units, respectively, as a component of their total compensation package. The restricted awards in 2010 to Dr. Rabbani and Mr. Weiner were 32,381 and 25,904, respectively.

     The Compensation Committee has a policy not to approve annual equity awards to any employees, including Named Executive Officers, at a time when our Company is in possession of material non-public information. We do not engage in timing of restricted stock awards to Named Executive Officers in coordination with the release of material non-public information.

          Tax Deductibility

Section 162(m) of the Internal Revenue Code (Code) places a limit of $1,000,000 on the amount of compensation that we may deduct in any given year with respect to the CEO and certain of our other most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Our annual base salary, cash incentive compensation and time-based restricted stock units are generally subject to the Section 162(m) deduction limitations. To maintain flexibility in compensating executive officers in view of the overall objectives of our compensation program, the Compensation Committee has not adopted a policy requiring that all compensation be tax deductible.

          Risk Considerations in Our Compensation Program

     We do not believe our compensation policies and practices encourage or support excessive risk taking by our executive officers or key managers. We establish compensation practices that provide an appropriate level of incentive based compensation, in combination with non-incentive based compensation, to encourage our executive officers and key managers to act in the long-term best interests of the Company and our stockholders.

•	Awarding annual incentive bonuses based on assessment of short-term performance against financial and non-financial measures;

•	Benchmarking annual incentive bonuses against an appropriate peer group of companies;

•

Providing the Compensation Committee with full discretion in awarding annual bonus payments, regardless of bonus goal achievement, which affords the committee the opportunity to reduce payments if it determines excessive risk was taken to achieve bonus targets; and

•	Granting time-vested equity that generally vests over a two to three year period which provides incentives for our executive officers to act in the long-term best interests of the Company.

Summary Compensation Table

          The following table sets forth summary information concerning compensation awarded to, paid to or earned by each of the following persons: (i) our Chairman of the Board, Chief Executive Officer and Secretary, (ii) our President, Chief Financial Officer, Principal Accounting Officer and Treasurer, and (iii) each of our three most highly compensated executive officers, other than the foregoing two individuals (the “Named Executive Officers”), for all services rendered to the Company during each of the fiscal years ended July 31, 2011, 2010 and 2009. As previously stated, effective January 1, 2011, the Company adopted a Pay for Performance plan. The Summary Compensation table below includes the final discretionary cash bonus awards paid during fiscal 2011 and the initial Plan non-equity incentive bonus earned and accrued for the period January 1, 2011 to July 31, 2011. Fiscal 2011 is considered a transitional period since it includes bonus awards under two programs. The Company is including a Proforma Summary Compensation table below to reflect the Named Executives summary compensation (for Named Executives that were in place at the end of our fiscal year July 31, 2011) if the Plan was effective at August 1, 2010 and the elimination of the discretionary bonus on such date.

Name and Principal Position	Year ($)	Salary (1) ($)	Bonus (2,3) ($)	Stock Awards (4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (3,6) ($)	Total ($)

Elazar Rabbani, Ph.D	2011	$551,549	$300,000	$60,554	—	$233,000	—	$173,153	$1,318,256
Chairman of the Board of Directors,	2010	$546,192	$465,000	$189,750	—	—	—	$108,262	$1,309,204
Chief Executive Officer and Secretary	2009	$534,582	$465,000	$189,750	—	—	—	$115,123	$1,304,455

Barry W. Weiner	2011	$489,224	$200,000	$48,440	—	$165,000	—	$164,761	$1,067,425
President, Chief Financial Officer, Treasurer,	2010	$484,472	$340,000	$151,800	—	—	—	$99,095	$1,075,367
Principal Accounting Officer and Director	2009	$474,174	$340,000	$151,800	—	—	—	$113,446	$1,079,420

Andrew P. Whiteley	2011	$220,000	$40,000	$18,700	—	$30,000	—	$16,075	$324,775
Chief Operating Officer, Enzo Life Sciences

Andrew R. Crescenzo	2011	$235,000	$60,000	$44,880	—	$40,000	—	$18,938	$398,818
Senior Vice President of Finance	2010	$235,000	$60,000	$56,880	—	—	—	$18,938	$370,818
	2009	$230,769	$55,000	$39,690	—	—	—	$18,700	$344,159

David C. Goldberg	2011	$191,539	$60,000	$37,400	—	$40,000	—	$27,051	$355,990
Vice President Corporate Development and
Interim General Manager Enzo Clinical Labs

Kevin Krenitsky, MD. (7)	2011	$239,134	$70,000	—	—	—	—	$16,930	$326,064
Former President of Enzo Clinical Labs	2010	$252,115	$80,000	$28,440	—	—	—	$7,200	$367,755
	2009	$92,308	—	$17,100	—	—	—	$2,900	$112,308

1)	Base salaries set at as of January 1 each year.

2)

Represents the discretionary cash bonus awards paid or accrued in fiscal 2011, 2010 and 2009. Fiscal 2010 represents the final discretionary bonus before adoption of Pay for Performance plan effective January 2, 2011. - see Compensation Discussion & Analysis.

3)	Effective 2011, contractual payments for life insurance policies recorded in All Other Compensation chart.

4)

Represents the grant fair value on the respective grant dates for the fiscal year ended July 31, 2011, 2010 and 2009 , in accordance with accounting authoritative guidance. The assumptions used in calculating the amounts are setforth in Notes 1 and 11 to the Company’s Financial Statements for the three years ended July 31, 2011, included in the Company’s Form 10-K filed with the SEC on October 14, 2011.

5)	Represents initial awards accrued under the Pay for Performance Plan for the transition period, January 1, 2011 to July 31, 2011.

6)	See the All Other Compensation Table for additional information.

7)	Employment commenced on March 2, 2009 and Officer resigned on May 27, 2011.

Proforma Summary Compensation Table

          The following chart provides a proforma presentation if the Pay for Performance Plan was in effect as of August 1, 2010 and no discretionary bonuses were awarded during fiscal 2011. As stated in Note 2 above, Pay for Performance is intended to eliminate the discretionary bonus awards.

Name and Principal Position	Year ($)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Elazar Rabbani, Ph.D	2011	$551,549	—	$60,554	—	$416,000	—	$173,153	$1,201,256
Chairman of the Board of Directors,	2010	$546,192	$465,000	$189,750	—	—	—	$108,262	$1,309,204
Chief Executive Officer and Secretary	2009	$534,582	$465,000	$189,750	—	—	—	$115,123	$1,304,455

Barry W. Weiner	2011	$489,224		$48,440	—	$296,000	—	$164,761	$998,425
President, Chief Financial Officer, Treasurer,	2010	$484,472	$340,000	$151,800	—	—	—	$99,095	$1,075,367
Principal Accounting Officer and Director	2009	$474,174	$340,000	$151,800	—	—	—	$113,446	$1,079,420

Andrew P. Whiteley	2011	$220,000	—	$18,700	—	$77,000	—	$16,075	$331,775
Chief Operating Officer, Enzo Life Sciences

Andrew R. Crescenzo	2011	$235,000	—	$44,880	—	$70,000	—	$18,938	$368,818
Senior Vice President of Finance	2010	$235,000	$60,000	$56,880	—	—	—	$18,938	$370,818
	2009	$230,769	$55,000	$39,690	—	—	—	$18,700	$344,159

David C. Goldberg	2011	$191,539	—	$37,400	—	$70,000	—	$27,051	$325,990
Vice President Corporate Development and
Interim General Manager Enzo Clinical Labs

Grants of Equity Awards in Fiscal 2011

          During the fiscal year ended July 31, 2011, the Compensation Committee approved the following equity awards to the Named Executive Officers:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other stock Awards:	All Other Option Awards:	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)

Elazar Rabbani, Ph.D	6/2/2011	—	—	—	—	—	—	16,191	—	—	$60,554

Barry W. Weiner	6/2/2011	—	—	—	—	—	—	12,952	—	—	$48,440

Amdrew P. Whiteley	6/2/2011	—	—	—	—	—	—	5,000	—	—	$18,700

Andrew R. Crescenzo, CPA	6/2/2011	—	—	—	—	—	—	12,000	—	—	$44,880

David C. Goldberg	6/2/2011	—	—	—	—	—	—	10,000	—	—	$37,400

Outstanding Equity Awards at Fiscal Year End – July 31, 2011

          The following table sets forth summary information regarding the outstanding equity awards made to the Named Executive Officers at July 31, 2011,

Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexerciseable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Elazar Rabbani, Ph.D	110,250	—	—	$12.24	1/25/2013	32,328	$124,344	—	—
	78,750	—	—	$17.45	3/8/2014	—	—	—	—
	50,000	—	—	$17.66	1/21/2015	—	—	—	—

Barry W. Weiner	110,250	—	—	$12.24	1/25/2013	25,499	$97,916	—	—
	78,750	—	—	$17.45	3/8/2014	—	—	—	—
	50,000	—	—	$17.66	1/21/2015	—	—	—	—

Andrew P. Whiteley	—	—	—	—	—	11,250	$43,201	—	—

Andrew R. Crescenzo, CPA	—	—	—	—	—	23,000	$88,320	—	—

David C. Goldberg	11,025	—	—	$12.24	1/25/2013	15,333	$58,878	—	—
	15,750	—	—	$17.45	3/8/2014	—	—	—	—
	10,000	—	—	$17.66	1/21/2015	—	—	—	—

Options Exercised and Stock Vested

          The following table sets forth the options exercised by and stock vested for the Named Executive Officers during the fiscal year ended July 31, 2011.

	Option Awards		Stock Awards

Name	Number of Shares Acquired On Exercise	Value Realized On Exercise (1)	Number Of Shares Acquired On Vesting	Value Realized On Vesting (1)

Elazar Rabbani. Ph.D	—	—	44,854	$190,627

Barry W. Weiner	—	—	35,478	$150,779

Andrew P. Whiteley	—	—	4,584	$21,740

Andrew R. Crescenzo, CPA	—	—	9,000	$45,360

David C. Goldberg	—	—	4,001	$20,198

Kevin Krenitsky, MD. (2)	—	—	2,000	$9,920

(1)	The value realized is the closing market price on the day the stock awards vest, multiplied by the total number of shares vesting.

(2)	Resigned on May 27, 2011.

Employment Agreements

          Each of Mr. Barry Weiner and Dr. Elazar Rabbani (the “Executives”) are parties to employment agreements with the Company, effective May 4, 1994, as amended as of December 4, 2008 (the “Employment Agreements”). Each Executive also receives an annual bonus, the amount of which shall be determined by the Compensation Committee and or the Board of Directors in their discretion. Each Employment Agreement provides that, in the event of termination of employment by the Executive for “good reason,” or a termination of employment by the Company without “cause”, change in control or non renewal, as such terms are defined in the Employment Agreement, each Executive shall be entitled to receive: (a) a lump sum in an amount equal to three years of the Executive’s base annual salary; (b) a lump sum in an amount equal to the annual bonus paid by the Company to the Executive for the last fiscal year of the Company ending prior to the date of termination multiplied by three; (c) insurance coverage for the Executive and his dependents, at the same level and at the same charges to the Executive as immediately prior to his termination, for a period of three (3) years following his termination from the Company; (d) all accrued obligations, as defined therein; and (e) with respect to each incentive pay plan (other than stock option or other equity plans) of the Company in which the Executive participated at the time of termination, an amount equal to the amount the Executive would have earned if he had continued employment for three additional years. If the Executive is terminated by reason of his disability, he shall be entitled to receive, for three years after such termination, his base annual salary less any amounts received under a long term disability plan. If the Executive’s employment with the Company is terminated by reason of his death, his legal representatives shall receive the balance of any remuneration due him under the terms of his Employment Agreement. The Employment Agreements currently expire on September 30, 2013, but will automatically renew for successive two year periods unless notice is given to the Company within 180 days of the end of such successive term.

          On May 29, 2008 and April 16, 2006, Mr. Whiteley and Mr. Crescenzo, respectively entered into one year employment agreements/arrangements in connection with their initial employment. These agreements/arrangements have since expired and were not renewed by the Company but the executives have continued their employment with the Company “at will”. Mr. Goldberg has been employed with the Company since 1985 and an Executive Officer since June 2011 and also is employed “at will”. Currently, Messrs Whiteley, Crescenzo, and Goldberg are parties to certain change in control provisions and Mr. Crescenzo is a party to a severance arrangement with the Company which is deemed customary practice for their respective positions, as more fully discussed below.

Benefits and All Other Compensation

          We maintain broad-based benefits that are provided to all employees, including health and dental insurance, group life insurance and a 401(K) plan. Named Executive Officers are eligible to participate in our employee benefit plans. The annual Company match for our Named Executive Officers and our employees is up to $11,000, if over 50 years old, or limited to 50% of the maximum contribution by the named executive officers.

          Certain of our Named Executive Officers may be entitled to benefits that are not otherwise available to all of our employees, including supplemental health, life insurance and disability benefits. We do not provide post-retirement health coverage to our Named Executive Officers or our employees. Our health and insurance plans are substantially the same among all management levels at the Company. On July 31, 2008, the Company terminated the Split Dollar life insurance arrangements with the two founders, Dr. Rabbani and Mr. Weiner and their related trusts. In connection with the terminations of the Split Dollar life insurance arrangements, Dr. Rabbani and Mr. Weiner will be provided the annual benefit attributed to the life insurance in their future total compensation arrangements. The contractual arrangement of $90,000 each for Dr. Rabbani and Mr. Weiner had been considered a contractual Bonus for fiscal 2009 and 2010. For fiscal 2011 and subsequent periods this amount will be included as “Life Insurance” in the All Other Compensation chart below.

          In particular circumstances, we may provide relocation allowances when executives first join us. The purpose of this program is to attract talented executives outside our geographic area. Certain named executives are provided use of a Company owned vehicle for business and personal use or provided a car allowance.

All Other Compensation

          The following table contains information regarding each component of “All Other Compensation” in the Summary Compensation Table to the Named Executive Officers for the fiscal years ended July 31, 2011, 2010 and 2009.

Name	Year	401(K) ($) (1)	Life Insurance ($) (2) (3)	Medical and Disability Insurance ($) (4)	Personal Use of Auto ($) (5)	Relocation ($) (6)	Total All Other Compensation ($)

Elazar Rabbani, Ph.D	2011	$11,000	$126,808	$14,465	$20,880	—	$173,153
	2010	$11,000	$36,808	$39,629	$20,825	—	$108,262
	2009	$10,250	$41,705	$54,368	$8,800	—	$115,123

Barry W. Weiner	2011	$11,000	$119,684	$13,777	$20,300	—	$164,761
	2010	$11,000	$29,132	$38,713	$20,250	—	$99,095
	2009	$10,250	$35,178	$53,668	$14,350	—	$113,446

Andrew P. Whiteley	2011	$8,787	$138	—	$7,150	—	$16,075

Andrew R. Crescenzo, CPA	2011	$11,000	$138	—	$7,800	—	$18,938
	2010	$11,000	$138	—	$7,800	—	$18,938
	2009	$10,250		—	$8,450	—	$18,700

David C.Goldberg	2011	$8,550	$138	—	$18,363	—	$27,051

Kevin Krenitsky, MD. (6,7)	2011	$8,250	$60	—	$8,620	—	$16,930
	2010	—	$50	—	$7,150	—	$7,200
	2009	—	—	—	—	$2,900	$2,900

1)	Represents our Company match under our 401(K) plan.

2)	Represents premiums of term policies of which the Named Executive Officers or other party is the beneficiary.

3)	Includes in 2011 the contractual payment for life insurance reimbursement for Dr. Rabbani and Mr. Weiner of $90,000 each. See Compensation and Discussion Analysis for classification in 2010 and 2009.

4)	Represents supplemental medical and incremental disability benefits costs.

5)	Represents the personal use of company provided auto or car allowance.

6)	Represents relocation costs paid in connection with employment agreement.

7)	Employment commenced on March 2, 2009 and Officer resigned on May 27, 2011.

Severance and Change-of-Control Benefits

          Pursuant to Employment Agreements/Arrangements entered into with Dr. Rabbani and Messrs. Weiner, Whiteley, Crescenzo and Goldberg, these executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of ownership or control of our Company. We have provided more information about these benefits, along with estimates of their value under various circumstances within the below table.

          Based on market trends, we believe these benefits help us compete for executive talent. We believe our severance and change of control benefits are in line with severance packages offered to executives by the companies identified in our peer group.

          Our practice in the case of change of control benefits has been structured to trigger only in the event of a termination of the executive without cause or by the executive for good reason during a specified period before or after the change of control.

Potential Payments Upon Termination or Change of Control

          The following table contains information regarding each component of Potential Payments Upon Termination or Change in Control Compensation Table to the Named Executive Officers as of July 31, 2011.

Name and Principal Position	Acceleration of Vesting	Severance Pay (1)	Continuation of Benefits	Tax Gross- Up	Total

Elazar Rabbani, Ph.D
Termination without cause or by Executive for Good Reason	$124,345	$2,791,434	$312,351	—	$3,228,130
Change in control transaction without termination	—	—	—	—	—
Change in control transaction with termination	$124,345	$2,791,434	$312,351	$1,261,359	$4,489,489
Barry W. Weiner
Termination without cause or by Executive for Good Reason	$97,916	$2,228,124	$292,623	—	$2,618,663
Change in control transaction without termination	—	—	—	—	—
Change in control transaction with termination	$97,916	$2,228,124	$292,623	$1,026,260	$3,644,923
Andrew P. Whiteley
Termination without cause or by Executive for Good Reason	—	—	—	—	—
Change in control transaction without termination	—	—	—	—	—
Change in control transaction with termination	$43,201	—	—	—	$43,201
Andrew R. Crescenzo
Termination without cause or by Executive for Good Reason	—	$78,333	—	—	$78,333
Change in control transaction without termination	—	—	—	—	—
Change in control transaction with termination	$88,320	$78,333	—	—	$166,653
David C. Goldberg
Termination without cause or by Executive for Good Reason	—	—	—	—	—
Change in control transaction without termination	—	—	—	—	—
Change in control transaction with termination	$58,878	—	—	—	$58,878

1) The amount listed in this column do not include accrued amounts such as accured salary or vacation.

Tax and Accounting Considerations

          The federal tax laws impose requirements in order for compensation payable to the CEO and certain executive officers to be fully deductible. The Company believes it has taken appropriate actions to maximize its income tax deduction. IRC Section 162(m) generally precludes a public corporation from taking a deduction for compensation in excess of $1,000,000 for its CEO or any of its three other highest-paid executive officers (other than the CEO or Chief Financial Officer), unless certain specific and detailed criteria are satisfied.

          Annually, the Company reviews all compensation programs and payments to determine the tax impact on the Company as well as on the executive officers. In addition, the Company reviews the impact of its programs against other considerations, such as accounting impact, stockholder alignment, market competitiveness, effectiveness and perceived value to employees. Because many different factors influence a well-rounded, comprehensive executive compensation program, some compensation may not be deductible under IRC Section 162(m). The Company will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE REPORT

          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis in this proxy report with management. Based on its review and discussion with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and also be incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended July 31, 2011.

Submitted by members of the Compensation Committee on November 11, 2011:

Dr. Bernard L. Kasten, Chairman
Dr. Stephen Kent
Gregory M. Bortz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with the Company’s executive officers or other Directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

          The following table sets forth information regarding our existing equity compensation plans as of July 31, 2011:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (2)

Equity compensation plans approved by security holders	785,124	(1)	$14.53	2,818,300

Equity compensation plans not approved by security holders	—		—	—

Total	785,124		—	2,818,300

(1)	Shares to be issued upon exercise of options under the 1999 and 2005 plans.

(2)	Shares available for grant under the 2011 plan.

INSURANCE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Company has in effect with Illinois National Insurance Company and Allied World Assurance Company, under a policy effective February 22, 2011 and expiring on February 22, 2012, insurance covering all of its directors and officers and certain other employees of the Company against certain liabilities and reimbursing the Company for obligations which it incurs as a result of its indemnification of such directors, officers and employees. Such insurance has been obtained in accordance with the provisions of Section 726 of the Business Corporation Law of the State of New York. The annual premium is $185,000.

          This report has been provided by the Board of Directors of the Company.

Elazar Rabbani, Ph.D. Barry W. Weiner Gregory M. Bortz Dr. Bernard L. Kasten Stephen B.H. Kent, Ph.D.

PROPOSAL 2
ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

          The Exchange Act, and more specifically, Section 14A of the Exchange Act which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide stockholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules (commonly referred to as “Say-on-Pay”).

          Our compensation program for named executive officers is intended to link compensation to performance; to provide competitive compensation levels to attract retain and reward executives; and to align management’s interests with those of our clients and stockholders. The compensation provided to the named executive officers is dependent on the Company’s financial, operational and strategic performance, and the named executive officers’ individual performance, and is intended to drive creation of long-term shareholder value.

          We encourage stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, the 2011 Summary Compensation Table and the other related tables and disclosure for a detailed description of the fiscal year 2011 compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement appropriately reflects our results during the fiscal year.

          The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our named executive officers. This vote is advisory, which means that it is not binding on the Company, the Board or the Compensation Committee of the Board. However, we value the opinion of our stockholders and the Board and the Compensation Committee will review the voting results and will take into account the outcome of the vote when considering future compensation decisions for the named executive officers.

          Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve, on a nonbinding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation table and the related compensation tables and narrative discussion.”

          THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVING THE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPANY’S NAMED
EXECUTIVE OFFICER COMPENSATION

          In addition to the advisory vote on named executive officer compensation, we are asking stockholders to vote, on a nonbinding advisory basis, on the recommended frequency for which we will hold future stockholder advisory votes on named executive officer compensation. In accordance with Section 14A of the Exchange Act, stockholders have the opportunity to vote on whether advisory votes on named executive officer compensation should be held once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

          After careful consideration, our Board has determined that holding an advisory vote on named executive officer compensation every three years is the most appropriate policy for the Company at this time, and recommends that stockholders vote for the Company to hold an advisory vote every three years on named executive officer compensation. The Board recognizes that an advisory vote every three years on named executive officer compensation will allow our stockholders sufficient time to evaluate the effectiveness of our compensation philosophy, policies and practices as disclosed in our proxy statement and will allow our Board sufficient time to thoughtfully respond to any points raised by our stockholders. We believe that an advisory vote every three years on named executive officer compensation fosters the long-term focus of our compensation philosophy, policies and practices as disclosed in our proxy statement and is consistent with the Company’s efforts to engage in ongoing dialogue with our stockholders on corporate governance matters and other matters of significance.

          Stockholders may cast a vote on preferred voting frequency by choosing the option of one year, two years, or three years or abstain from voting. Stockholders are not voting to approve or disapprove the Board’s recommendation. The advisory vote regarding frequency of a stockholder advisory vote on executive compensation will be determined by whichever of the choices – every one, two, or three years – receives the highest number of votes cast.

          The Board will take the stockholders’ recommendation into account when considering the frequency of holding advisory votes on named executive officer compensation. However, because this vote is advisory and not binding, the Board may decide that it is in the best interests of stockholders for the Company to hold an advisory vote on named executive officer compensation more or less frequently than the option receiving the highest number of votes of our stockholders.

          THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF EVERY “3 YEARS” AS THE FREQUENCY FOR AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Board has appointed Ernst & Young LLP, as its independent registered public accounting firm, to audit the accounts of the Company for the fiscal year ending July 31, 2012. The Board approved the reappointment of Ernst & Young LLP (which has been engaged as the Company’s independent registered public accounting firm since 1983). Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct financial interest in the Company or any of its affiliates other than as auditors. Although the selection and appointment of independent auditors is not required to be submitted to a vote of shareholders, the Board deems it desirable to obtain the shareholders’ ratification and approval of this appointment.

          The following table sets forth the aggregate fees billed by Ernst & Young LLP for the years ended July 31, 2011 and 2010 for audit and non-audit services and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees, which have all been pre-approved by the Audit Committee. The nature of the services provided in each such category is described following the table.

	2011	2010

Audit Fees	$990,000	$860,000
Audit-Related Fees	—	—
Tax Fees	40,000	40,000
All Other Fees	—	—
Total Fees	$1,030,000	$900,000

          Audit Fees – Consists of fees for professional services necessary to perform an audit or review in accordance with the Public Company Accounting Oversight Board, including services rendered for the audit of our annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and quarterly reviews of the Company’s interim financial statements. Audit fees also include fees for services performed by Ernst & Young LLP that are closely related to the audit and in many cases could only be provided by the Company’s independent registered public accountants. Such services include the issuance of consents related to the Company’s registration statements and capital raising activities, assistance with and review of other documents filed with the Commission and accounting advice on completed transactions.

          Audit-Related Fees – There were no audit-related services rendered by Ernst & Young LLP that would be classified as audit-related fees during the years ended July 31, 2011 and 2010.

          Tax Fees – During fiscal 2011 and 2010, Ernst & Young LLP performed certain tax compliance services.

          All Other Fees – There were no professional services rendered by Ernst & Young LLP that would be classified as other fees during the years ended July 31, 2011 and 2010.

          Pre-Approval Policies and Procedures – The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting.

          In making its recommendations to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending July 31, 2012, the Audit Committee has considered whether the services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

          Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

          THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4 RELATING TO THE RATIFICATION OF THE COMPANY’S APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 31, 2012.

OTHER MATTERS

          Except as discussed in this Proxy Statement, the Board does not know of any matters that are to be properly presented at the Annual Meeting other than those stated in the Notice of 2011 Annual Meeting of Shareholders and referred to in this Proxy Statement.

                If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote thereon in accordance with their best judgment. Moreover, the Board reserves the right to adjourn or postpone the Annual Meeting for failure to obtain a quorum, for legitimate scheduling purposes or based on other circumstances that, in the Board’s belief, would cause such adjournments or postponements to be in the best interests of all Enzo shareholders.

METHOD AND COST OF SOLICITATION OF PROXIES

          The Company will bear the cost of preparing, assembling and mailing the Proxy Statement, the enclosed proxy card and other material which may be sent to the shareholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees may solicit the return of proxies. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expense in sending proxies and proxy material to principals.

ANNUAL REPORT

          The Notice that you received in the mail contains instructions on how to access both the Company’s 2011 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for its fiscal year ended July 31, 2011 and this Proxy Statement.

          The Company will provide, without charge to each person being solicited by this Proxy Statement, upon request, a copy of its 2011 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for its fiscal year ended July 31, 2011. Upon payment of a reasonable fee, shareholders may also obtain a copy of the exhibits to our Annual Report on Form 10-K for our fiscal year ended July 31, 2011. All such requests should be directed to Barry W. Weiner, President, Enzo Biochem, Inc., 527 Madison Avenue, New York, New York 10022.

ENZO WEBSITE

          In addition to the information about the Company and its subsidiaries contained in this Proxy Statement, additional information about the Company can be found on our website located at www.enzo.com, including information about our management team, products and services and our corporate governance practices.

          The corporate governance information on our website includes the Company’s Corporate Governance Guidelines, the Code of Conduct and the charters of each of the committees of the Board. These documents can be accessed at www.enzo.com. Printed versions of our Corporate Governance Guidelines, our Code of Conduct and the charters for our Board committees can be obtained, free of charge, by writing to the Company at: 527 Madison Avenue, New York, New York 10022, Attn: President.

          This information about Enzo’s website and its content, together with other references to the website made in this Proxy Statement, is for information only and the content of the Company’s website is not deemed to be incorporated by reference in this Proxy Statement or otherwise filed with the Securities and Exchange Commission.

SHAREHOLDER PROPOSALS

Shareholder Proposals

     Proposals of shareholders intended to be included in the Company’s Proxy Statement and form of proxy for use in connection with the Company’s 2012 Annual Shareholder Meeting must be received by the Company’s Secretary at the Company’s principal executive offices at 527 Madison Avenue, New York, New York 10022, no later than August 19, 2012 (120 calendar days preceding the one-year anniversary of the date this Proxy Statement was first mailed to our shareholders for the 2011 Annual Shareholder Meeting), and must otherwise satisfy the procedures prescribed by Rule 14a-8 under the Exchange Act. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

          Pursuant to Rule 14a-4 under the Exchange Act, shareholder proxies obtained by our Board in connection with our 2012 Annual Shareholder Meeting will confer on the proxies and attorneys-in-fact named therein discretionary authority to vote on any matters presented at the annual meeting which were not included in the Company’s Proxy Statement in connection with such annual meeting, unless notice of the matter to be presented at the annual meeting is provided to the Company’s Secretary before November 1, 2012 (the 45th day preceding the one-year anniversary of the date this Proxy Statement was first mailed to our shareholders for the 2011 Annual Shareholder Meeting).

Director Nominations

          Under our Bylaws, shareholders intending to nominate one or more candidates for election to our Board at our 2012 Annual Shareholder Meeting may do so only if written notice of the intent to make such nomination(s) has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, at the Company’s principal executive offices at 527 Madison Avenue, New York, New York 10022, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the earlier of the date of such annual meeting or January 26, 2013. Such notice must contain all of the information required by our Bylaws, including, without limitation, all information that would be required in connection with such nomination(s) under the Securities and Exchange Commission’s proxy rules if such nomination were the subject of a proxy solicitation and the written consent of each nominee for election to our Board named therein to serve if elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with our Bylaws.

          If you have any questions or require any assistance with voting your shares, please contact Investor relations at (212) 583-0100.

By Order of the Board of Directors

Barry W. Weiner,
President, Chief Financial Officer,
Principal Accounting Officer, Treasurer and Director
Dated: November 28, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

PROXY ENZO BIOCHEM, INC. 527 MADISON AVENUE NEW YORK, NEW YORK 10022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Barry W. Weiner and Dr. Stephen B.H. Kent as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of the Common Stock of Enzo Biochem, Inc. held of record by the undersigned on December 2, 2011 at the Annual Meeting of Shareholders to be held on January 26, 2012 or at any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed and returned, will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED “FOR” ELECTION OF THE NOMINEE FOR CLASS III DIRECTOR NAMED IN PROPOSAL 1 IN THIS PROXY CARD, “FOR” EACH OF THE PROPOSALS 2 AND 4, AND “3 YEARS” FOR PROPOSAL 3 IN THIS PROXY CARD. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual Meeting of Shareholders.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000117574_2     R1.0.0.11699

ENZO BIOCHEM, INC.
60 EXECUTIVE BLVD.
FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐

1.	Election of Directors
Nominees

01	Dr. Elazar Rabbani

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

2	To approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers.		☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:		1 year	2 years	3 years	Abstain

3	To determine, in a nonbinding advisory vote, whether a stockholder vote to approve the compensation of the Company’s named executive officers should occur every one, two, or three years.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

4	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2012.		☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominee for Class III Director named in Proposal 1 in this proxy card, FOR each of Proposals 2 and 4, and 3 YEARS for Proposal 3 in this proxy card.

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000117574_1     R1.0.0.11699